Exhibit 99(a)


             UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

     On December 19, 1995, Fleet Financial Group, Inc. ("Fleet") entered into an Agreement and Plan of Merger (the "Merger Agreement") with National Westminster Bank, Plc ("NatWest Plc") providing for the merger (the "Merger") of Fleet Bank of New York, National Association ("FBNY"), a wholly-owned subsidiary of Fleet, with and into NatWest Bank N.A. ("NatWest"), a wholly-owned indirect subsidiary of NatWest Plc, which shall continue as the surviving bank under the name "Fleet Bank of New York, National Association" (the "Surviving Bank"). The following Unaudited Pro Forma Combined Balance Sheet as of September 30, 1995, and the Unaudited Pro Forma Combined Statements of Income for the nine months ended September 30, 1995, and the year ended December 31, 1994, of Fleet give effect to the Merger accounted for by the purchase method of accounting as if such transaction had occurred on January 1, 1994.

     The pro forma information is based on the historical consolidated financial statements of Fleet and Bancorp and their subsidiaries under the assumptions and adjustments set forth in the accompanying Notes to the Unaudited Pro Forma Combined Financial Statements. NatWest is a wholly-
owned direct subsidiary of National Westminster Bancorp NJ, a New Jersey corporation, which is a wholly-owned direct subsidiary of National
Westminster Bancorp, Inc.,  a Delaware corporation ("Bancorp").   Bancorp
is a wholly-owned indirect subsidiary of NatWest Plc. Pursuant to the terms of the Merger Agreement, certain operating subsidiaries of Bancorp, including its leasing subsidiary, and certain assets and liabilities of NatWest, will be retained by Bancorp or transferred to other affiliates of NatWest Plc. Such assets and liabilities are included as pro forma adjustments in the Unaudited Pro Forma Combined Financial Statements. The Unaudited Pro Forma Combined Financial Statements should be read in conjunction with the supplemental consolidated financial statements of Fleet, filed on Form 8-K dated January 19, 1996, and the consolidated historical financial statements of Bancorp, including the respective notes thereto. The pro forma information is presented for comparative purposes only and is not necessarily indicative of the combined financial position or results of operations in the future or of the combined financial position or results of operations which would have been realized had the acquisition been consummated during the period or as of the dates for which the pro forma information is presented.


                                        FLEET FINANCIAL GROUP,  INC.  AND NATWEST BANK N.A.
                                            UNAUDITED PRO FORMA COMBINED BALANCE SHEET
                                                      September 30, 1995 (a)

                                                                                                                 Fleet/
                                                                                              Balance Sheet     NatWest
                                                   Fleet         NatWest       Pro Forma      Restructuring    Pro Forma
(Dollars in millions)                            Historical     Pro Forma     Adjustments      Adjustments (d)  Combined
                                                ------------   -----------   -------------    --------------   ----------
ASSETS:
Cash and cash equivalents                        $    3,517      $   2,089     $        -       $        -     $    5,606
Federal funds sold and securities purchased
  under agreements to resell                            548          1,818              -           (2,366)             -
Securities                                           19,500          5,645         (1,700)(b)      (16,134)         7,311
Loans and leases                                     52,435         18,754              -           (3,500)        67,689
Reserve for credit losses                            (1,448)          (263)             -                -         (1,711)
Mortgages held for resale                             2,252              5              -                -          2,257
Premises and equipment                                1,010            415            (88)(c)            -          1,337
Mortgage servicing rights                             1,263             13              5 (c)            -          1,281
Excess cost over net assets of subsidiaries
  acquired                                              947            999           (522)(c)            -          1,424
Other intangibles                                       194             26            242 (c)            -            462
Other assets                                          3,533          2,098             84 (c)            -          5,715
                                                ------------    -----------   ------------     ------------   ------------

Total assets                                     $   83,751      $  31,599     $   (1,979)      $  (22,000)    $   91,371
                                                ============    ===========   ============     ============   ============

LIABILITIES and STOCKHOLDER'S EQUITY:
Deposits:
  Demand                                         $   10,658      $   4,094     $        -       $        -     $   14,752
  Regular savings, NOW, money market                 22,817          8,752              -                -         31,569
  Time                                               20,347          8,090              -           (3,600)        24,837
                                                ------------    -----------   ------------     ------------   ------------
                                                     53,822         20,936              -           (3,600)        71,158
                                                ------------    -----------   ------------     ------------   ------------

Federal funds purchased and securities sold
  under agreements to repurchase                      8,817          4,241              -          (13,058)             -
Other short-term borrowings                           6,182          2,462              -           (5,342)         3,302
Accrued expenses and other liabilities                1,498            706            251 (c)            -          2,455
Long-term debt                                        6,734             24            400 (b)            -          7,158
                                                ------------    -----------   ------------     ------------   ------------

Total liabilities                                    77,053         28,369            651          (22,000)        84,073
                                                ------------    -----------   ------------     ------------   ------------

Stockholders' equity:
  Preferred equity                                      682              -            600 (b)            -          1,282
  Common equity                                       6,016          3,230         (3,230)(c)            -          6,016
                                                ------------    -----------   ------------     ------------   ------------

Total stockholders' equity                            6,698          3,230         (2,630)               -          7,298
                                                ------------    -----------   ------------     ------------   ------------

Total liabilities and stockholders' equity       $   83,751      $  31,599     $   (1,979)      $  (22,000)    $   91,371
                                                ============    ===========   ============     ============   ============



See accompanying notes to the unaudited pro forma combined financial statements

                            FLEET FINANCIAL GROUP,  INC.  AND NATWEST BANK N.A.
                                UNAUDITED PRO FORMA COMBINED BALANCE SHEET
                                          September 30, 1995 (a)


                                                  NatWest
                                                  Bancorp          Pro Forma           NatWest
(Dollars in millions)                            Historical       Adjustments (e)     Pro Forma
                                               --------------    -------------      ------------
ASSETS:
Cash and cash equivalents                       $     2,090       $       (1)        $     2,089
Federal funds sold and securities purchased
  under agreements to resell                          1,818                -               1,818
Securities                                            5,648               (3)              5,645
Loans and leases                                     19,264             (510)             18,754
Reserve for credit losses                              (266)               3                (263)
Mortgages held for resale                                 5                -                   5
Premises and equipment                                  546             (131)                415
Mortgage servicing rights                                13                -                  13
Excess cost over net assets of subsidiaries
  acquired                                            1,000               (1)                999
Other intangibles                                        27               (1)                 26
Other assets                                          2,164              (66)              2,098
                                               -------------    --------------      -------------

Total assets                                    $    32,309       $    ($710)        $    31,599
                                               =============    ==============      =============


LIABILITIES and STOCKHOLDER'S EQUITY:
Deposits:
  Demand                                        $     4,094       $        -         $     4,094
  Regular savings, NOW, money market                  8,752                -               8,752
  Time                                                8,090                -               8,090
                                               -------------    --------------      -------------
                                                     20,936                -              20,936
                                               -------------    --------------      -------------

Federal funds purchased and securities sold
  under agreements to repurchase                      4,241                -               4,241
Other short-term borrowings                           2,614             (152)              2,462
Accrued expenses and other liabilities                  787              (81)                706
Long-term debt                                          622             (598)                 24
                                               -------------    --------------      -------------

Total liabilities                                    29,200             (831)             28,369
                                               -------------    --------------      -------------

Stockholder's equity:
  Common equity                                       3,109              121               3,230
                                               -------------    --------------      -------------

Total stockholder's equity                            3,109              121               3,230
                                               -------------    --------------      -------------

Total liabilities and stockholder's equity      $    32,309       $     (710)        $    31,599
                                               =============    ==============      =============



See accompanying notes to the unaudited pro forma combined financial statements



                                     FLEET FINANCIAL GROUP, INC. AND NATWEST BANK N.A.
                                     UNAUDITED PRO FORMA COMBINED STATEMENT OF INCOME
                                     For the Nine Months Ended September 30, 1995 (a)

                                                                                                                     Fleet /
                                                                                                  Balance Sheet      NatWest
                                                        Fleet         NatWest      Pro Forma      Restructuring     Pro Forma
(Dollars in millions, except per share data)          Pro Forma      Pro Forma    Adjustments      Adjustments (d)  Combined
                                                    ------------   ------------  -------------    --------------   -----------

Interest and fees on loans and leases                $    3,589     $    1,104    $         -      $     (210)      $  4,483
Interest on securities                                    1,062            487            (79)(b)        (864)           606
                                                    ------------   ------------  -------------    --------------   -----------
     Total interest income                                4,651          1,591            (79)         (1,074)         5,089
Interest expense:
     Deposits                                             1,328            444              -            (161)         1,611
     Short-term borrowings                                  648            341              -            (799)           190
     Long-term debt                                         359              0             23 (b)           -            382
                                                    ------------   ------------  -------------    --------------   -----------
     Total interest expense                               2,335            785             23            (960)         2,183
                                                    ------------   ------------  -------------    --------------   -----------
Net interest income                                       2,316            806           (102)           (114)         2,906

Provision for credit losses                                  76             60              -               -            136
                                                    ------------   ------------  -------------    --------------   -----------
Net interest income after provision for
  credit losses                                           2,240            746           (102)           (114)         2,770
                                                    ------------   ------------  -------------    --------------   -----------
Mortgage banking                                            381             18              -               -            399
Investment services revenue                                 238             11              -               -            249
Service charges, fees and commissions                       400            174              -               -            574
Securities available for sale gains (losses)                 18             40              -               -             58
Other noninterest income                                    303             82              -               -            385
                                                    ------------   ------------  -------------    --------------   -----------
       Total noninterest income                           1,340            325              -               -          1,665
                                                    ------------   ------------  -------------    --------------   -----------
Employee compensation and benefits                        1,112            278             (2)(c)           -          1,388
Occupancy and equipment                                     349             97             (3)(c)           -            443
Mortgage servicing rights amortization                      107              1              1 (c)           -            109
FDIC assessment                                              63             19              -               -             82
Marketing                                                    71             33              -               -            104
Core deposit and goodwill amortization                       84             59            (18)(c)           -            125
OREO expense                                                 14              4              -               -             18
Merger-related charges                                       50              0              -               -             50
Other noninterest expense                                   519            227              -               -            746
                                                    ------------   ------------  -------------    --------------   -----------
       Total noninterest expense                          2,369            718            (22)              -          3,065
                                                    ------------   ------------  -------------    --------------   -----------
Income before income taxes                                1,211            353            (80)           (114)         1,370
Applicable income taxes                                     474            165            (50)            (46)           543
                                                    ------------   ------------  -------------    --------------   -----------
Net income                                           $      737     $      188    $       (30)     $      (68)      $    827
                                                    ============   ============  =============    ==============   ===========

Net income applicable to common shares: (f)          $      709     $      188    $       (64)(b)  $      (68)      $    765
                                                    ============   ============  =============    ==============   ===========

Weighted average common shares outstanding: (g)
     Primary                                        266,681,634                                                  266,681,634
     Fully diluted                                  267,200,272                                                  267,200,272

Earnings per share:
     Primary                                              $2.66                                                        $2.87
     Fully diluted                                        $2.65                                                        $2.86



See accompanying notes to the unaudited pro forma combined financial statements

                        FLEET FINANCIAL GROUP, INC. AND NATWEST BANK N.A. UNAUDITED PRO FORMA COMBINED STATEMENT OF INCOME For the Nine Months Ended September 30, 1995 (a)


                                                       Fleet           Pro Forma            Fleet
(Dollars in millions, except per share data)        Historical        Adjustments (h)    Pro Forma
                                                  -------------      -------------      ------------

Interest and fees on loans and leases              $     3,525         $       64        $     3,589
Interest on securities                                   1,001                 61              1,062
                                                  -------------      -------------      ------------
     Total interest income                               4,526                125              4,651
Interest expense:
     Deposits                                            1,272                 56              1,328
     Short-term borrowings                                 613                 35                648
     Long-term debt                                        359                  -                359
                                                  -------------      -------------      ------------
     Total interest expense                              2,244                 91              2,335
                                                  -------------      -------------      ------------
Net interest income                                      2,282                 34              2,316
Provision for credit losses                                 75                  1                 76
                                                  -------------      -------------      ------------
Net interest income after provision for
  credit losses                                          2,207                 33              2,240
                                                  -------------      -------------      ------------
Mortgage banking                                           380                  1                381
Investment services revenue                                238                  -                238
Service charges, fees and commissions                      396                  4                400
Securities available for sale gains (losses)                12                  6                 18
Other noninterest income                                   300                  3                303
                                                  -------------      -------------      ------------
     Total noninterest income                            1,326                 14              1,340
                                                  -------------      -------------      ------------
Employee compensation and benefits                       1,086                 26              1,112
Occupancy and equipment                                    340                  9                349
Mortgage servicing rights amortization                     101                  6                107
FDIC assessment                                             60                  3                 63
Marketing                                                   70                  1                 71
Core deposit and goodwill amortization                      76                  8                 84
OREO expense                                                13                  1                 14
Merger-related charges                                      50                  -                 50
Other noninterest expense                                  511                  8                519
                                                  -------------      -------------      ------------
     Total noninterest expense                           2,307                 62              2,369
                                                  -------------      -------------      ------------
Income before income taxes                               1,226                (15)             1,211
Applicable income taxes                                    478                 (4)               474
                                                  -------------      -------------      ------------
Net income                                         $       748         $      (11)       $       737
                                                  =============      =============      ============

Net income applicable to common shares: (f)        $       721         $      (12)       $       709
                                                  =============      =============      ============

Weighted average common shares outstanding: (g)
     Primary                                       267,125,484                           266,681,634
     Fully diluted                                 267,644,122                           267,200,272

Earnings per share:
     Primary                                             $2.70                                 $2.66
     Fully diluted                                       $2.69                                 $2.65


See accompanying notes to the unaudited pro forma combined financial statements

                        FLEET FINANCIAL GROUP, INC. AND NATWEST BANK N.A. UNAUDITED PRO FORMA COMBINED STATEMENT OF INCOME For the Nine Months Ended September 30, 1995 (a)

                                                    NatWest
                                                    Bancorp          Pro Forma           NatWest
(Dollars in millions, except per share data)       Historical       Adjustments (e)     Pro Forma
                                                 --------------    -------------      -------------
Interest and fees on loans and leases              $     1,111      $        (7)        $    1,104
Interest on securities                                     487                -                487
                                                 --------------    -------------      -------------
     Total interest income                               1,598               (7)             1,591
Interest expense:
     Deposits                                              444                -                444
     Short-term borrowings                                 321               20                341
     Long-term debt                                         46              (46)                 -
                                                 --------------    -------------      -------------
     Total interest expense                                811              (26)               785
                                                 --------------    -------------      -------------
Net interest income                                        787               19                806
Provision for credit losses                                 60                -                 60
                                                 --------------    -------------      -------------
Net interest income after provision for
  credit losses                                            727               19                746
                                                 --------------    -------------      -------------
Mortgage banking                                            18                -                 18
Investment services revenue                                 11                -                 11
Service charges, fees and commissions                      174                -                174
Securities available for sale gains (losses)                40                -                 40
Other noninterest income                                    83               (1)                82
                                                 --------------   --------------      -------------
     Total noninterest income                              326               (1)               325
                                                 --------------    -------------      -------------
Employee compensation and benefits                         340              (62)               278
Occupancy and equipment                                    100               (3)                97
Mortgage servicing rights amortization                       1                -                  1
FDIC assessment                                             19                -                 19
Marketing                                                   45              (12)                33
Core deposit and goodwill amortization                      59                -                 59
OREO expense                                                 4                -                  4
Merger-related charges                                       0                -                  -
Other noninterest expense                                  148               79                227
                                                 --------------    -------------      -------------
     Total noninterest expense                             716                2                718
                                                 --------------    -------------      -------------
Income before income taxes                                 337               16                353
Applicable income taxes                                    152               13                165
                                                 --------------    -------------      -------------
Net income                                        $        185      $         3         $      188
                                                 ==============    =============      =============

Net income applicable to common shares: (f)       $        185      $         3         $      188
                                                 ==============    =============      ============






See accompanying notes to the unaudited pro forma combined financial statements


                                     FLEET FINANCIAL GROUP, INC. AND NATWEST BANK N.A.
                                     UNAUDITED PRO FORMA COMBINED STATEMENT OF INCOME
                                     For the Twelve Months Ended December 31, 1994 (a)


                                                                                                                  Fleet /
                                                                                                 Balance Sheet    NatWest
                                                       Fleet         NatWest       Pro Forma     Restructuring   Pro Forma
(Dollars in millions, except per share data)         Pro Forma      Pro Forma     Adjustments    Adjustments (d)  Combined
                                                   ------------   ------------  -------------   -------------   -----------
Interest and fees on loans and leases               $    4,084     $    1,174    $         -     $     (263)     $   4,995
Interest on securities                                   1,624            422           (101)(b)     (1,073)           872
                                                   ------------   ------------  -------------   -------------   -----------

     Total interest income                               5,708          1,596           (101)        (1,336)         5,867
Interest expense:
     Deposits                                            1,355            375              -           (168)         1,562
     Short-term borrowings                                 726            259              -           (749)           236
     Long-term debt                                        385              0             26 (b)          -            411
                                                   ------------   ------------  -------------   -------------   -----------
     Total interest expense                              2,466            634             26           (917)         2,209
                                                   ------------   ------------  -------------   -------------   -----------
Net interest income                                      3,242            962           (127)          (419)         3,658
Provision for credit losses                                 80             81              -              -            161
                                                   ------------   ------------  -------------   -------------   -----------
Net interest income after provision for
  credit losses                                          3,162            881           (127)          (419)         3,497
                                                   ------------   ------------  -------------   -------------   -----------
Mortgage banking                                           438              8              -              -            446
Investment services revenue                                294             14              -              -            308
Service charges, fees and commissions                      450            211              -              -            661
Securities available for sale gains (losses)                 4              -              -              -              4
Other noninterest income                                   472            100              -              -            572
                                                   ------------   ------------  -------------   -------------   -----------
     Total noninterest income                            1,658            333              -              -          1,991
                                                   ------------   ------------  -------------   -------------   -----------
Employee compensation and benefits                       1,544            361             (2)(c)          -          1,903
Occupancy and equipment                                    499            115             (4)(c)          -            610
Mortgage servicing rights amortization                     128              2              1 (c)          -            131
FDIC assessment                                            128             34              -              -            162
Marketing                                                   86             34              -              -            120
Core deposit and goodwill amortization                     110             49              2 (c)          -            161
OREO expense                                                67              5              -              -             72
Merger-related charges                                     101              -              -              -            101
Other noninterest expense                                  808            274              -              -          1,082
                                                   ------------   ------------  -------------   -------------   -----------
     Total noninterest expense                           3,471            874             (3)             -          4,342
                                                   ------------   ------------  -------------   -------------   -----------
Income before income taxes                               1,349            340           (124)          (419)         1,146
Applicable income taxes                                    520             71            (63)          (168)           360
                                                   ------------   ------------  -------------   -------------   -----------
Net income                                          $      829     $      269    $       (61)    $     (251)     $     786
                                                   ============   ===========   =============   =============   ===========

Net income applicable to common shares: (f)         $      786     $      269    $      (106)(b) $     (251)     $     698
                                                   ============   ===========   =============   =============   ===========


Weighted average common shares outstanding: (g)
     Primary                                       266,614,990                                                 266,614,990
     Fully diluted                                 266,614,990                                                 266,614,990

Earnings per share:
     Primary                                             $2.95                                                       $2.62
     Fully diluted                                       $2.95                                                       $2.62


See accompanying notes to the unaudited pro forma combined financial statements

                      FLEET FINANCIAL GROUP, INC. AND NATWEST BANK N.A. UNAUDITED PRO FORMA COMBINED STATEMENT OF INCOME For the Twelve Months Ended December 31, 1994 (a)


                                                        Fleet          Pro Forma           Fleet
(Dollars in millions, except per share data)         Historical       Adjustments (h)    Pro Forma
                                                   -------------     -------------      -----------
Interest and fees on loans and leases               $     3,694        $      390         $   4,084
Interest on securities                                    1,514               110             1,624
                                                   -------------     -------------      -----------

     Total interest income                                5,208               500             5,708
Interest expense:
     Deposits                                             1,171               184             1,355
     Short-term borrowings                                  628                98               726
     Long-term debt                                         362                23               385
                                                   -------------     -------------      -----------
     Total interest expense                               2,161               305             2,466
                                                   -------------     -------------      -----------
Net interest income                                       3,047               195             3,242
Provision for credit losses                                  65                15                80
                                                   -------------     -------------      -----------
Net interest income after provision for
  credit losses                                           2,982               180             3,162
                                                   -------------     -------------      -----------
Mortgage banking                                            391                47               438
Investment services revenue                                 294                 -               294
Service charges, fees and commissions                       438                12               450
Securities available for sale gains (losses)                 (1)                5                 4
Other noninterest income                                    421                51               472
                                                   -------------     -------------      -----------
     Total noninterest income                             1,543               115             1,658
                                                   -------------     -------------      -----------
Employee compensation and benefits                        1,428               116             1,544
Occupancy and equipment                                     453                46               499
Mortgage servicing rights amortization                       90                38               128
FDIC assessment                                             114                14               128
Marketing                                                    84                 2                86
Core deposit and goodwill amortization                       65                45               110
OREO expense                                                 51                16                67
Merger-related charges                                      101                 0               101
Other noninterest expense                                   759                49               808
                                                   -------------     -------------      -----------
     Total noninterest expense                            3,145               326             3,471
                                                   -------------     -------------      -----------
Income before income taxes                                1,380              (31)             1,349
Applicable income taxes                                     531              (11)               520
                                                   -------------     -------------      -----------
Net income                                          $       849        $     (20)         $     829
                                                   =============     =============      ===========


Net income applicable to common shares: (f)         $       818       $      (32)         $     786
                                                   =============     =============      ===========

Weighted average common shares outstanding: (g)
     Primary                                        264,828,469                         266,614,990
     Fully diluted                                  264,828,469                         266,614,990

Earnings per share:
     Primary                                              $3.09                               $2.95
     Fully diluted                                        $3.09                               $2.95



See accompanying notes to the unaudited pro forma combined financial statements

                       FLEET FINANCIAL GROUP, INC. AND NATWEST BANK N.A. UNAUDITED PRO FORMA COMBINED STATEMENT OF INCOME For the Twelve Months Ended December 31, 1994 (a)



                                                     NatWest
                                                     Bancorp        Pro Forma           NatWest
(Dollars in millions, except per share data)       Historical      Adjustments (e)     Pro Forma
                                                  ------------    -------------      -------------
Interest and fees on loans and leases              $    1,182       $       (8)       $     1,174
Interest on securities                                    422                -                422
                                                  ------------    -------------      -------------
     Total interest income                              1,604               (8)             1,596

Interest expense:
     Deposits                                             375                -                375
     Short-term borrowings                                226               33                259
     Long-term debt                                        60              (60)                 -
                                                  ------------    -------------      -------------
     Total interest expense                               661              (27)               634
                                                  ------------    -------------      -------------
Net interest income                                       943               19                962
Provision for credit losses                                81                -                 81
                                                  ------------    -------------      -------------
Net interest income after provision for
  credit losses                                           862               19                881
                                                  ------------    -------------      -------------
Mortgage banking                                            8                -                  8
Investment services revenue                                14                -                 14
Service charges, fees and commissions                     211                -                211
Securities available for sale gains (losses)                6               (6)                 -
Other noninterest income                                  104               (4)               100
                                                  ------------    -------------      -------------
     Total noninterest income                             343              (10)               333
                                                  ------------    -------------      -------------
Employee compensation and benefits                        448              (87)               361
Occupancy and equipment                                   117               (2)               115
Mortgage servicing rights amortization                      2                -                  2
FDIC assessment                                            34                -                 34
Marketing                                                  49              (15)                34
Core deposit and goodwill amortization                     49                -                 49
OREO expense                                                5                -                  5
Merger-related charges                                      -                -                  -
Other noninterest expense                                 174              100                274
                                                  ------------    -------------      -------------
     Total noninterest expense                            878               (4)               874
                                                  ------------    -------------      -------------
Income before income taxes                                327               13                340
Applicable income taxes                                    28               43                 71
                                                  ------------    -------------      -------------
Net income                                         $      299       $      (30)       $       269
                                                  ============    =============      =============

Net income applicable to common shares: (f)        $      299       $      (30)       $       269
                                                  ============    =============      =============



See accompanying notes to the unaudited pro forma combined financial statements

                   NOTES TO UNAUDITED PRO FORMA COMBINED
                            FINANCIAL STATEMENTS



     (a) The pro forma information presented is not necessarily indicative of the results of operations or the combined financial position that would have resulted had the Merger been consummated at the beginning of the periods indicated, nor is it necessarily indicative of the results of operations in future periods or the future financial position of the combined entities. Under generally accepted accounting principles
("GAAP"), the assets and liabilities of NatWest   will be combined at
market value with those of Fleet  with the excess of  the purchase price
over the net assets acquired allocated to goodwill.    On November 30,
1995, Fleet completed the merger (the "Shawmut Merger") of Shawmut National Corporation ("Shawmut") with and into Fleet with such merger accounted for as a pooling of interests. Fleet's historical financial information has been restated to give effect to the Shawmut Merger for all periods presented.

     The pro forma combined financial statements do not give effect to the anticipated cost savings in connection with the Merger or the Shawmut Merger. While no assurance can be given, Fleet expects to achieve cost savings of approximately $200 million (pre-tax) within eighteen months following the Merger. Cost savings of $400 million are also expected to be achieved in connection with the Shawmut Merger. Such cost savings are expected to be achieved within the first fifteen months after the consummation of the Shawmut Merger. Cost savings from both the Merger and the Shawmut Merger are expected to be realized primarily through reductions in staff, elimination and consolidation of certain branches, and the consolidation of certain offices, data processing and other redundant back-office operations. The extent to which cost savings will be achieved in connection with the Merger and the Shawmut Merger is dependent upon various factors beyond the control of Fleet, including the regulatory environment, economic conditions, unanticipated changes in business conditions and inflation. Therefore, no assurances can be given with respect to the ultimate level of cost savings to be realized, or that such savings will be realized in the time-frame currently anticipated.

     The pro forma information gives effect to the Merger as if such Merger had occurred on January 1, 1994. In connection with the Merger, Fleet intends to substantially restructure its balance sheet to replace lower yielding assets, primarily securities and residential loans, with higher earning assets acquired from NatWest and to replace higher cost funding with lower cost deposits acquired from NatWest (see note d). The pro forma information gives effect to the balance sheet restructuring. However, due to differences in market conditions and the balance sheet mix and size during 1994 and 1995 compared to the current market conditions and the current balance sheet mix and size, pro forma results of operations may not be indicative of the results of operations in the future or which would have resulted had the acquisition been consummated during the periods for which the pro forma information is presented.

     In connection with the Shawmut Merger, Fleet signed definitive agreements to divest 64 branches to comply with anti-trust concerns. The sales will consist of approximately $2.6 billion in deposits and $1.9 billion in loans. The negative impact of the divestitures is not expected to be material to the business operations or financial condition of Fleet and such impact has not been included in the accompanying Unaudited Pro Forma Combined Financial Statements. No divestitures are anticipated from the Merger.

                   NOTES TO UNAUDITED PRO FORMA COMBINED
                            FINANCIAL STATEMENTS



     During the fourth quarter of 1995, Fleet recorded pre-tax charges of $440 million relating to the Shawmut Merger and $175 million related to Fleet's decision to sell Fleet Finance, the corporation's Atlanta based
consumer finance subsidiary,   and certain nonperforming assets that have
been identified for accelerated disposition. In connection with this charge, approximately $1.7 billion of assets (primarily loans) were classified to held for sale or accelerated disposition. The after-tax effect of these charges was $398 million. During the fourth quarter of 1995, Fleet exchanged all of the corporation's dual convertible preferred stock for 19.9 million shares of Fleet common stock. As part of that transaction, $283 million of preferred equity was reclassified to common equity and earnings available to common shareholders was reduced by $0.59 per share. These transactions are not reflected in the accompanying Unaudited Pro Forma Combined Financial Statements.

     All dollar amounts included in these Notes to Unaudited Pro Forma Combined Financial Statements are in thousands unless otherwise indicated.

     (b) The Merger Agreement provides for the payment of $2.7 billion in cash at the closing; provided that Fleet may elect to pay (i) up to $175 million of the purchase price in shares of its common stock, $0.01 par value (the "Common Stock") and (ii) up to $300 million of the purchase price in shares of a new series of Fleet preferred stock with a stated value of $250 per share. The Unaudited Pro Forma Combined Financial Statements assume that no Common Stock is issued as part of the purchase price and the entire $300 million of preferred stock is issued either as part of the purchase price or otherwise by Fleet to fund the payment of the cash purchase price. The following funding assumptions have been made in conjunction with the Merger and are reflected in the accompanying Unaudited Pro Forma Combined Financial Statements. The $2.7 billion purchase price will be funded through the issuance of $600 million of preferred stock with a dividend rate of 7.50 %, the issuance of $400 million of long-term debt with an average borrowing rate of 6.50%, and the sale of approximately $1.7 billion of securities with an average yield of 6.22% for 1995 and 5.92% for 1994. These funding assumptions are based on the best information available as of the date of the filing of these Unaudited Pro Forma Combined Financial Statements and may be different from the actual adjustments to reflect the funding transactions actually consummated. All funding transactions are assumed to have occurred as of January 1, 1994.

     (c) Purchase accounting adjustments include adjustments to reflect the fair value of the assets acquired and liabilities assumed, the elimination of NatWest's stockholders' equity, and the recording of goodwill and core deposit intangible in accordance with the purchase method of accounting. These adjustments are based on the best information available as of the date of the filing of these Unaudited Pro Forma Combined Financial Statements and may be different from the actual adjustments to reflect the fair value of the net assets purchased as of the date of consummation of the merger. Adjustments have been made to the Unaudited Pro Forma Combined Balance Sheet to reflect the recording of goodwill as well as to eliminate any goodwill balances previously recorded at NatWest, in accordance with the purchase method of accounting.

   Purchase price                                            $ 2,700
      Historical net tangible assets acquired       $3,230
      Elimination of NatWest goodwill and
        identifiable intangibles                    (1,007)    2,223
                                                  --------
      Estimated fair value adjustments                            62
                                                             -------
   Estimated fair value of net assets acquired                 2,285
                                                             -------
   Excess cost over net assets acquired (Goodwill)           $   415
                                                             =======

Goodwill of $415 million has been estimated assuming a purchase price of $2.7 billion which excludes any payments to be made under the earnout agreement. The Merger Agreement provides for additional payments (the "Earnout") to be made annually based upon the level of earnings from the NatWest franchise, not to exceed $560 million during an eight year "Earnout Period", which will commence (a) on July 1, 1996 and end on June 30, 2004 if the closing occurs on or before June 30, 1996, or, if the closing occurs after June 30, 1996,
(b) on the first day of the fiscal quarter immediately following such closing and end on the eighth anniversary of such first day of such fiscal

                   NOTES TO UNAUDITED PRO FORMA COMBINED
                            FINANCIAL STATEMENTS



quarter. Assuming full payout of the Earnout, the total purchase price would be $3.26 billion resulting in an increase to goodwill of $560 million. Such increase, if any, will be recorded when earned during the Earnout Period and will be amortized over the remaining life of the goodwill. Included in the pro forma adjustments is an increase to goodwill of $62 million reflecting the estimated payment required under the Earnout assuming consummation of the Merger as of January 1, 1994. This estimate is based upon the level of NatWest pro forma earnings in 1994 and is not necessarily indicative of payments that may be made, if any, upon consummation of the Merger. Estimated fair value adjustments include merger related charges and other adjustments to reflect the estimated fair value of assets being acquired and liabilities being assumed. Significant adjustments include core deposit intangible of $150 million, net of tax and a liability of $106 million, net of tax to reflect Fleet's best estimate of merger related charges. Goodwill due to the merger will be amortized on a straight line basis over 25 years. Other identifiable intangible assets due to the Merger will be amortized over the estimated period of benefit (primarily core deposit not exceeding 10 years).

        (d) In conjunction with or prior to the Merger, Fleet and Bancorp will take certain actions to restructure the Combined Balance Sheet through the liquidation of low-return assets and the reduction of borrowed funds. These restructuring adjustments are reflected in the accompanying Unaudited Pro Forma Combined Financial Statements. The accompanying Unaudited Pro Forma Combined Financial Statements assume the reduction of approximately $22 billion of assets and reduces an equal amount of borrowed funds. The assets assumed to be reduced include approximately $16.1 billion of securities with an average yield of 6.22% for 1995 and 5.92% for 1994, approximately $3.5 billion of loans, primarily residential real estate, with an average yield of 8.00% for 1995 and 7.51% for 1994, and approximately $2.4 billion in federal funds sold with an average yield of 6.26% for 1995 and 4.99% for 1994. The $22 billion of borrowed funds assumed to be reduced includes approximately $18.4 billion of short-term borrowings with an average borrowing rate of 5.79% for 1995 and 4.07% for 1994, and $3.6 billion of time deposits with an average borrowing rate of 5.95% for 1995 and 4.67% for 1994. Asset yields and funding costs have been estimated based upon historical weighted average yields and funding costs of similar assets and liabilities in the aggregate and may not be indicative of the results of operations in the future or which would have been realized had such transactions been consummated during the periods for which the pro forma information is presented. In addition, because the assumed asset yields and funding costs have been based upon historical weighted average asset yields and funding costs in the aggregate, wider spreads between assets and liabilities assumed to have been liquidated during 1994 compared to 1995 have created a more negative impact on 1994 pro forma results of operations compared to 1995. The balance sheet restructuring adjustments have been calculated assuming a certain balance sheet size as well as a certain mix of balance sheet assets (primarily securities and residential loans) to total assets as of September 30, 1995. As a result, restructuring assumptions may not be indicative of the results of operations in the future or that would have been achieved had the Merger been consummated at the beginning of the periods indicated. Also, due to changing market conditions, balance sheet mix and balance sheet size restructuring assumptions may differ as compared to the ultimate balance sheet restructuring upon consummation of the Merger.


     (e) Pursuant to the Merger Agreement, certain operating subsidiaries of Bancorp, including its leasing business, and certain assets and
liabilities of NatWest will be retained by Bancorp.   Pro forma adjustments
reflect the approximate impact of those assets not being purchased and liabilities not being assumed.

     (f) The Fleet/NatWest Pro Forma net income applicable to common shares reflects the sum of the Fleet Pro Forma net income applicable per common share and the NatWest Pro Forma net income applicable per common share adjusted for the purchase accounting, funding, and restructuring adjustments.

                   NOTES TO UNAUDITED PRO FORMA COMBINED
                            FINANCIAL STATEMENTS



     (g) The Fleet Pro Forma weighted average shares outstanding for the nine months ended September 30, 1995, and for the year ended December 31, 1994, reflect Fleet's historical weighted average shares outstanding, restated to give effect to the Shawmut Merger, plus the effect of issuing treasury stock in connection with the NBB and Northeast transactions as if such repurchase of common stock and reissuance of the treasury stock occurred on January 1, 1994.

     (h) During 1995 Fleet also completed the merger (the "NBB Merger") of NBB Bancorp, Inc. ("NBB") with and into Fleet, the merger (the "Plaza Merger") of Plaza Home Mortgage Corp. ("Plaza") with and into Fleet, the merger (the "Northeast Merger") of Northeast Federal Corp. ("Northeast") with and into Fleet, the acquisition (the "Barclays Acquisition") of substantially all of the assets of Barclays Business Finance Division of Barclays Business Credit, Inc. ("Barclays") by Fleet and Fleet's repurchase (the "FMG Repurchase") of the publicly-held shares of Fleet's majority-owned subsidiary, Fleet Mortgage Group, Inc. ("FMG"), each of which was accounted for by the purchase method of accounting and each of which is included in the Unaudited Pro Forma Combined Balance Sheet. Pro forma adjustments to the Unaudited Pro Forma Combined Statements of Income reflect the impact of the NBB Merger, the Barclays Acquisition, the FMG Repurchase, the Plaza Merger and the Northeast Merger which were consummated on January 27, 1995, January 31, 1995, February 28, 1995, March 3, 1995 and June 9, 1995, respectively, as if such transactions had been consummated on January 1, 1994. Certain acquisitions completed by NatWest during 1994 and 1995 have not been reflected in the Unaudited Pro Forma Combined Financial Statements due to immateriality.